--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                        Statement to Certificateholders

                                January 16, 2001
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
                                                 DISTRIBUTION IN DOLLARS
--------------------------------------------------------------------------------------------------------------------------
               ORIGINAL        BEGINNING                                                                        ENDING
                 FACE          PRINCIPAL                                                 REALIZED  DEFERRED    PRINCIPAL
CLASS           VALUE           BALANCE        PRINCIPAL     INTEREST       TOTAL         LOSSES   INTEREST     BALANCE
--------------------------------------------------------------------------------------------------------------------------
A1          357,735,172.00   81,030,983.83   3,426,221.94   500,591.41   3,926,813.35        0.00    0.00    77,604,761.89
A2           40,000,000.00    9,060,443.60     383,101.49    55,168.03     438,269.52        0.00    0.00     8,677,342.11
R                     0.00            0.00           0.00   156,635.06     156,635.06        0.00    0.00             0.00
--------------------------------------------------------------------------------------------------------------------------
TOTALS      397,735,172.00   90,091,427.43   3,809,323.43   712,394.50   4,521,717.93        0.00    0.00    86,282,104.00
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
SI            8,117,044.50   50,083,202.39           0.00   379,325.33     379,325.33   55,285.61    0.00    51,992,546.01
--------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                                FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                      PASS-THROUGH RATES
--------------------------------------------------------------------------------------------------------------------------
                                                                                                               CURRENT
                 BEGINNING                                                     ENDING                         PASS-THRU
CLASS            PRINCIPAL      PRINCIPAL      INTEREST         TOTAL         PRINCIPAL          CLASS           RATE
------------------------------------------------------------------------------------------   -----------------------------
A1              226.51109025    9.57753726     1.39933518    10.97687244      216.93355299        A1             6.950000%
------------------------------------------------------------------------------------------   -----------------------------
A2              226.51109000    9.57753725     1.37920075    10.95673800      216.93355275        A2             6.850000%
------------------------------------------------------------------------------------------   -----------------------------
TOTALS          226.51109022    9.57753726     1.79112774    11.36866500      216.93355296
------------------------------------------------------------------------------------------   -----------------------------

------------------------------------------------------------------------------------------   -----------------------------
SI            6,170.12785750    0.00000000    46.73195151    46.73195151    6,405.35431462        S1             0.000000%
------------------------------------------------------------------------------------------   -----------------------------


--------------------------------------------------------------------------------
       IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT, PLEASE
                    CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Daniel Randall
             The Chase Manattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor
                            New York, New York 10001
                              Tel: (212) 946-7172
--------------------------------------------------------------------------------

[CHASE LOGO]              (Copyright)COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                January 16, 2001
--------------------------------------------------------------------------------

Sec. 4.01(i)            Principal Collections recieved during the Collection Period             3,782,824.28
                        Interest Collections recieved during the Collection Period              1,139,321.12
                        Additional Draw Amount                                                     75,656.49

Sec. 4.01(iii)          Floating Allocation Percentage                                             64.882569%
                        Fixed Allocation Percentage                                                98.000000

Sec. 4.01(iv)           Investor Certificate Interest Collections                                 700,837.20

Sec. 4.01 (v)           Investor Certificate Principal Collections                              3,707,167.79

Sec. 4.01(vi)           Seller Interest Collections                                               379,325.33
                        Seller Principal Collections                                               75,656.49

Sec. 4.01(xi)           Accelerated Principal Distribution Amount                                      10.56
                        Accelerated Principal Distribution Amount Actually Distributed                 10.56

Sec. 4.01(xiii)         Amount Required to be Paid by Seller                                            0.00
                        Amount Required to be Paid by Servicer                                          0.00

Sec. 4.01(xiv)          Servicing Fee                                                              59,158.59
                        Accrued and Unpaid Servicing Fees                                               0.00

Sec. 4.01(xv)           Liquidation Loss Amounts (Net of Charge Off Amounts)                            0.00
                        Charge Off Amounts                                                        157,430.69
                        Charge Off Amounts allocable to Investor Certificateholders                     0.00
                        Cumulative Loss Amounts                                                   992,644.20

Sec. 4.01(xvi)          Pool Balance as of end of preceding Collection Period                 141,980,626.36
                        Pool Balance as of end of second preceding Collection Period          144,230,545.79

Sec. 4.01(xvii)         Invested Amount                                                        88,311,354.43

Sec. 4.01(xxi)          Has a Rapid Amortization Event Ocurred?                                          YES

Sec. 4.01(xxii)         Has an Event of Default Ocurred?                                                  NO

Sec. 4.01(xxiii)        Amount Distributed to Credit Enhancer per 5.01(a)(1)                        4,679.15
                        Amount Distributed to Credit Enhancer per 5.01(a)(6)                            0.00
                        Unreimbursed Amounts Due to Credit Enhancer                                     0.00

Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                                        0.00

Sec. 4.01(xxv)          Credit Enhancement Draw Amount                                                  0.00

Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                              156,635.06

Sec. 4.01(xxvii)        Maximum Rate                                                                  9.8419%
                        Weighted Average Net Loan Rate                                                9.8419%



[CHASE LOGO]              (Copyright)COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

--------------------------------------------------------------------------------
             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                                January 16, 2001
--------------------------------------------------------------------------------

Sec. 4.01(xxviii)       Minimum Seller Interest                                                 2,801,613.14

Sec. 4.01(xxix)         Required Servicer Advance                                                       0.00
                        Unreimbursed Required Servicer Advance                                          0.00
                        Required Servicer Advance Reimbursement                                         0.00

Sec. 4.01(xxx)          Spread Account Requirement                                                493,298.97
                        Amount on deposit in the Spread Account                                   493,298.97
                        Spread Account Deposit                                                      3,476.78
                        Spread Account Withdrawal                                                 118,392.09


                                 Delinquencies

    -----------------------------------------------------------------
                                Group 1
    -----------------------------------------------------------------
         Period      Number    Principal Balance      Percentage
    -----------------------------------------------------------------
        0-30 days         0                 0.00            0.00%
    -----------------------------------------------------------------
       31-60 days        63         2,125,085.19            1.52%
    -----------------------------------------------------------------
       61-90 days         9           297,713.50            0.21%
    -----------------------------------------------------------------
       91-120 days        5           221,781.66            0.16%
    -----------------------------------------------------------------
        121+ days        12           255,823.93            0.18%
    -----------------------------------------------------------------
          Total          89         2,900,404.28            2.07%
    -----------------------------------------------------------------

                              Loans in Foreclosure

        --------------------------------------------------------
                              Group 1
        --------------------------------------------------------
             Number     Principal Balance       Percentage
        --------------------------------------------------------
                  0                  0.00             0.00%
        --------------------------------------------------------

                                  Loans in REO

        --------------------------------------------------------
                              Group 1
        --------------------------------------------------------
             Number     Principal Balance       Percentage
        --------------------------------------------------------
                  0                  0.00             0.00%
        --------------------------------------------------------


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